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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of USA Waste Services, Inc. on Form S-4 of our report dated March 30, 1995 on the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries as of December 31, 1994 and for the years ended December 31, 1994 and 1993, appearing in USA Waste Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


Deloitte & Touche LLP

Pittsburgh, Pennsylvania
April 2, 1996